Exhibit 10.3

SORRENTO THERAPEUTICS, INC.
PERFORMANCE STOCK OPTION AWARD AGREEMENT

Part I. NOTICE OF STOCK OPTION GRANT

Participant Name:	Henry Ji, Ph.D.

Participant has been granted a Non-Qualified Stock Option to purchase Common Stock of Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of this Performance Stock Option Award Agreement (this “Agreement”), as follows. Any capitalized term that is not defined in this Part I of this Agreement titled “Notice of Stock Option Grant” has the meaning assigned to such term in Part II of this Agreement titled “Terms and Conditions of Stock Option Grant,” attached hereto as Exhibit A (the “Terms and Conditions”).

Date of Grant	August 7, 2020

Exercise Price Per Share	$17.30

Total Number of Shares Granted	24,935,882

Total Exercise Price	$431,390,758.60

Type of Option	Non-Qualified Stock Option

Expiration Date	August 7, 2030

I.	Vesting Requirements

The Option is a performance-based stock option award and, subject to Participant continuing as (a) the Chief Executive Officer of the Company, or (b) the Executive Chairman of the Company (such roles satisfying either of clauses (a) or (b), the “Chief Company Executive”) through each vesting event, shall vest and be exercisable upon the satisfaction of the Market Capitalization Milestones as described in more detail below.

As detailed in Table 1 below, the Option is divided into ten (10) vesting tranches (each a “Tranche”), with each Tranche representing a portion of the Option covering that number of Shares specified next to the applicable Tranche number in Table 1 below. Each Tranche shall vest upon satisfaction of the Market Capitalization Milestone set forth next to the applicable Tranche in Table 1 below (each, a “Market Capitalization Milestone”), all subject to Participant continuing as the Chief Company Executive through the date the Administrator determines, approves and certifies in writing that the requisite vesting conditions for the applicable Tranche have been satisfied on or before the Expiration Date (a “Certification”).

The Administrator shall, periodically and upon request of Participant, assess whether the vesting requirements have been satisfied. The maximum term of the Option shall be ten (10) years so that absent earlier termination as provided herein, the Option shall expire automatically on the Expiration Date specified above (without regard to whether any or all of the Option vested or whether Participant exercised any vested part of the Option).

Table 1. Vesting Requirements for Performance-Based Option.

		Vesting Requirements[1]
Tranche #	Number of Shares Subject to Option	Market Capitalization Milestones[2]
1	2,493,588	$5,000,000,000
2	2,493,588	$7,000,000,000
3	2,493,588	$9,000,000,000
4	2,493,588	$12,000,000,000
5	2,493,588	$15,000,000,000
6	2,493,588	$18,000,000,000
7	2,493,588	$22,000,000,000
8	2,493,588	$26,000,000,000
9	2,493,588	$30,000,000,000
10	2,493,590	$35,000,000,000
Total:	24,935,882

II.	Determination of Market Capitalization

A.	Market Capitalization, Generally.

For purposes of the Option, “Market Capitalization” on a particular day (the “Determination Date”) refers to either the Six-month Market Cap or the Thirty-day Market Cap, determined in accordance with the following:

1.	A trading day refers to a day on which the primary stock exchange or national market system on which the Common Stock trades (e.g., the Nasdaq Capital Market) is open for trading.

2.	The Company’s daily market capitalization for a particular trading day is equal to the product of (a) the total number of outstanding Shares as of the close of such trading day, as reported by the Company’s transfer agent, and (b) the closing sales price per Share as of the close of such trading day, as reported by The Nasdaq Stock Market LLC (“Nasdaq”) (or other reliable source selected by the Administrator if Nasdaq is not reporting a closing sales price for that day) (such product, the “Daily Market Capitalization”).

[1]	Achievement of the vesting requirements for each Tranche shall be determined, approved and certified by the Administrator, in its sole, good faith discretion. Subject to any applicable clawback provisions, policies or other terms herein, once a milestone is achieved, it is forever deemed achieved for determining the vesting of a Tranche. For purposes of clarity, more than one Tranche may vest simultaneously upon a Certification. For example, assume that none of the Tranches has vested, and upon a Certification, the Market Capitalization is determined to be $7,000,000,000. As of the date of such Certification, and subject to Participant remaining the Chief Company Executive through such date, both Tranches 1 and 2 will become vested.
[2]	The Market Capitalization Milestones are subject to adjustment pursuant to the terms of this Agreement relating to certain corporate transactions. See Section V.

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3.	The “Six-month Market Cap” is equal to (a) the sum of the Daily Market Capitalization of the Company for each trading day during the six (6) calendar month period immediately prior to and including the Determination Date, divided by (b) the number of trading days during such period.

4.	The “Thirty-day Market Cap” is equal to (a) the sum of the Daily Market Capitalization of the Company for each trading day during the thirty (30) calendar day period immediately prior to and including the Determination Date, divided by (b) the number of trading days during such period.

In order for the Market Capitalization Milestone set forth in Table 1 for any particular Tranche above to be met, both the Six-month Market Cap and the Thirty-day Market Cap must equal or exceed the value of such applicable Market Capitalization Milestone on any Determination Date.

III.	Vesting Determination upon Change in Control of the Company

In the event of a Change in Control, the Six-month Market Cap and Thirty-day Market Cap shall be disregarded, and the Market Capitalization shall equal the product of (a) the total number of outstanding Shares immediately prior to the effective time of such Change in Control, as reported by the Company’s transfer agent, and (b) the per Share price (plus the per Share value of any other consideration) received by the Company’s stockholders in the Change in Control (with such value determined in good faith by the Administrator in its sole discretion).

To the extent that any Tranche has not vested as of immediately prior to the effective time of the Change in Control and otherwise does not vest as a result of the Change in Control, such unvested Tranche will be forfeited automatically as of immediately prior to the effective time of the Change in Control and never shall become vested.

IV.	Milestone Adjustments in the Event of Certain Corporate Transactions

A.	Milestone Adjustments for Acquisitions: Upon and effective as of the closing of an Acquisition with a Purchase Price greater than the Transaction Value Threshold, any and all Market Capitalization Milestones that are unachieved as of immediately before the closing of such Acquisition will be increased by the dollar amount equal to the Purchase Price of such Acquisition.

B.	Milestone Adjustments for Spin-Offs: Upon and effective as of the completion of a Spin-Off with a Spin-Off Value greater than the Transaction Value Threshold, any and all Market Capitalization Milestones that are unachieved as of immediately before the completion of such Spin-Off will be decreased by the dollar amount equal to the Spin-Off Value of such Spin-Off.

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C.	All adjustments pursuant to this Section IV shall be made by the Administrator in its sole and absolute discretion.

V.	Termination Period

If Participant ceases to be the Chief Company Executive as a result of resignation by Participant with thirty (30) days’ advance written notice or any termination by the Company, the Administrator shall promptly assess whether any vesting requirements have been satisfied as of a Determination Date scheduled to be the business day prior to the date Participant ceases to be the Chief Company Executive, and provide Certification of the same, effective as of the date Participant ceases to be the Chief Company Executive.

Notwithstanding Section I to the contrary, if Participant ceases to be the Chief Company Executive for any reason, any portion of the Option that has not vested by the date of Participant’s cessation as the Chief Company Executive will remain outstanding until the date of such final Certification specified in the immediately preceding paragraph (but in no event later than the Expiration Date) solely for purposes of such final Certification, and any such portion of the Option that fails to vest upon such final Certification will be forfeited automatically and never shall become vested. If, upon Participant’s cessation as the Chief Company Executive, Participant continues as an Employee of the Company, and as long as Participant continues as an Employee of the Company, any vested and unexercised portion of the Option may be exercised until the Expiration Date of the Option.

If Participant ceases to be an Employee for any reason, the Option may, to the extent vested as of the date of Participant’s cessation as an Employee, be exercised until the date that is three (3) months after the date of cessation as an Employee, but in no event later than the Expiration Date.

Notwithstanding the forgoing, the Option may expire other than as provided in this Section V as provided in Section 7 of the Terms and Conditions.

VI.	Holding Period

During Participant’s lifetime, except as permitted under a cashless exercise in accordance with Section 6.2 of the Terms and Conditions and to satisfy tax withholding obligations in accordance with Section 9.2 of the Terms and Conditions, Participant shall not sell, transfer or dispose of the Shares acquired upon exercise of the Option until after the five (5) year anniversary of the date of the option exercise resulting in the purchase of such Shares; provided, however, Participant may conduct transactions that involve merely a change in the form in which Participant owns such Shares (e.g., transfer Shares to an inter vivos trust for which Participant is the beneficiary during Participant’s lifetime), or as permitted by the Administrator consistent with the Company’s internal policies; and provided further that Participant may sell, transfer or dispose of the Shares acquired upon exercise of the Option in connection with a Change in Control.

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VII.	Acceptance of Option

By Participant’s acceptance of this Agreement, either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, Participant agrees that the Option is granted under and governed by the terms and conditions of this Agreement, including the Terms and Conditions, attached hereto as Exhibit A, all of which are made a part of this document. Participant confirms that he has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

[Signature page follows]

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In witness whereof, Sorrento Therapeutics, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

SORRENTO THERAPEUTICS, INC.

/s/ Yue Alexander Wu, Ph.D.
Name: Yue Alexander Wu, Ph.D.
Title: Chairperson of the Compensation Committee

Agreed and accepted:

Participant:

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.

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EXHIBIT A

Part II. TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.            Definitions. As used herein, the following definitions shall apply to the following capitalized terms:

1.1.            “Acquisition” means any merger of a corporation or other entity with or into the Company by the Company of a corporation or other entity, or purchase by the Company of all or substantially all assets of a corporation or other entity.

1.2.            “Administrator” means the Board or any committee of Directors or other individuals (excluding Participant) satisfying Applicable Laws appointed by the Board; provided that while Participant is a Director, Participant shall recuse himself from any Board approvals relating to the administration of the Agreement or the Option.

1.3.            “Agreement” means this Performance Stock Option Agreement between the Company and Participant evidencing the terms and conditions of the Option.

1.4.            “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of shares of common stock, including but not limited to U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the laws of any non-U.S. country or jurisdiction applicable to the Option.

1.5.            “Board” means the Board of Directors of the Company.

1.6.            “Change in Control” means the occurrence of any of the following events, subject however to the Administrator’s determination (to the extent required to conform with Section 409A of the Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable): (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the combined voting power of all outstanding securities of the Company; (b) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (c) the sale, transfer or other disposition (in one or more transactions or series of related transactions) of all or substantially all of the assets of the Company; (d) a complete liquidation or dissolution of the Company; or (e) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities are transferred to or acquired by one or more persons different from the persons (or their affiliates) holding those securities immediately prior to such merger.

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1.7.         “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

1.8.         “Common Stock” means the common stock of the Company.

1.9.         “Company” means Sorrento Therapeutics, Inc., a Delaware corporation, or any successor thereto.

1.10.       “Director” means a member of the Board.

1.11.       “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

1.12.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.13.       “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or if the day of determination is not a day on which the exchange or system is not open for trading, then the last day prior thereto on which the exchange or system was open for trading), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if the day of determination is not a day on which the dealer is not open for trading, then the last day prior thereto on which the dealer was open for trading), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)            In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

1.14.       “Non-Qualified Stock Option” means a stock option that, by its terms, does not qualify or is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

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1.15.       “Notice of Grant” means the written notice, in Part I of this Agreement titled “Notice of Stock Option Grant,” evidencing certain terms and conditions of the Option. The Notice of Grant constitutes a part of the Agreement.

1.16.        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

1.17.       “Option” means this stock option to purchase Shares granted pursuant to this Agreement.

1.18.       “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

1.19.       “Participant” means the person named as the “Participant” in the Notice of Grant.

1.20.       “Purchase Price” means, for each Acquisition, the purchase price as determined reasonably and in good faith by the Administrator, taking into account, without limitation, the value of consideration paid or issued, future payments to be paid, assets acquired or liabilities discharged or assumed by the Company in the Acquisition.

1.21.       “Share” means a share of the Common Stock, as adjusted in accordance with Section 7.

1.22.       “Spin-Off” means any split-up, spin-off or divestiture transaction by the Company.

1.23.       “Spin-Off Value” means, for each Spin-Off, the enterprise value of the split-up, spun-off or divested portion of the Company, as determined reasonably and in good faith by the Administrator.

1.24.       “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

1.25.       “Tax Obligations” means any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or other payment of tax-related items related to the Option and legally applicable to Participant, (ii) Participant’s and, to the extent required by the Company, the Company’s fringe benefit tax liability, if any, associated with the grant, vesting or exercise of the Option or sale of Shares, and (iii) any other Company taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder).

1.26.       “Transaction Value Threshold” means a dollar amount equal to $100,000,000.

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2.            Grant of Option. The Company hereby grants to Participant named in the Notice of Grant the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the Exercise Price Per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement. Shares may be authorized, but unissued, or reacquired Common Stock.

3.            Vesting Requirements. The Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Except with respect to any vesting occurring under Section V of the Notice of Grant relating to a final Certification, the Option shall not vest with respect to any of the covered Shares, unless Participant will have been continuously the Chief Company Executive from the Date of Grant set forth in the Notice of Grant (“Date of Grant”) until the date such vesting occurs.

4.            Exercise of Option.

4.1.         Right to Exercise. The Option may be exercised only to the extent vested and only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

4.2.         Method of Exercise. The Option is exercisable by delivery of an exercise notice, in a form approved by the Administrator (the “Exercise Notice”), or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Agreement. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax Obligations. The Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.            Term of Option. Subject to Section 7, the Option may be exercised only within the term specified in the Notice of Grant, and may be exercised during such term only in accordance with the terms and conditions of this Agreement. In the event that the Company’s stockholders (a) do not approve the Option within twelve (12) months following the Date of Grant, or (b) vote upon the Option at any meeting of the Company’s stockholders and do not approve the Option by the requisite vote, in each case in accordance with the applicable rules of The Nasdaq Stock Market LLC (or other primary stock exchange or national market system on which the Common Stock trades), the Option automatically will be forfeited as of such date, and Participant shall have no further rights to the Option or any Shares underlying the Option. In no event may the Option or any portion thereof be exercised before the Company’s stockholders approve the Option, notwithstanding any vesting of all or a portion of the Option prior to such stockholder approval.

6.            Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant.

6.1.         cash; or

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6.2.         consideration received by the Company under a cashless exercise program, whether through a broker or otherwise, implemented by the Company in connection with the Option.

7.            Adjustments; Dissolution of Liquidation; Merger or Change in Control.

7.1.          Adjustments.

7.1.1.       In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Agreement (and in a manner that will not provide Participant with any greater benefit or potential benefits than intended to be made available under the Agreement, other than as may be necessary solely to reflect changes resulting from any such aforementioned event), will adjust the number, class and exercise price of shares covered by the Option.

7.1.2.       It is intended that, if possible, any adjustments contemplated by this Section 7.1 be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as not to trigger any charge to earnings with respect to such adjustment) requirements.

7.2.          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

7.3.          Merger or Change in Control. In the event of a merger or Change in Control, the Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided that the Administrator may not accelerate the vesting of any portion of the Option, and any portion of the Option that is unvested as of the effective time of a Change in Control will terminate automatically upon such effective time and, provided, further, that if the Option is not assumed by the successor corporation or a Parent or Subsidiary of the successor corporation, the Option shall expire as of the effective time of the Change in Control as long as the Participant has been given at least five days’ prior notice and an opportunity to exercise and vested portion of the Option. Notwithstanding anything to the contrary herein other than the preceding sentence, upon a Change in Control, any vested and unexercised portion of the Option will be exercisable until the Expiration Date. For the purposes of this Section 7.3, the Option will be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

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8.            Leave of Absence. Unless the Administrator provides otherwise, no Determination Date shall occur during any unpaid leave of absence of Participant.

9.            Tax Matters.

9.1.         Tax Obligations. Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for any Tax Obligations is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (b) does not commit to, and is under no obligation to structure the terms of, the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

9.2.         Tax Withholdings. Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by Applicable Laws, by (i) paying cash, or (ii) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences).

9.3.         Code Section 409A. Under Code Section 409A, a stock right (such as the Option) granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation” and subject the holder of the Discount Option to adverse tax consequences. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on its date of grant, Participant will be solely responsible for Participant’s costs related to such a determination. In no event will the Company or any Parent or Subsidiary of the Company have any liability or obligation to reimburse, indemnify or hold harmless Participant for any taxes, interest or penalties that may be imposed, or other costs incurred, as a result of Section 409A or any state law equivalent.

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9.4.         Tax Consequences. Participant has reviewed with Participant’s own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own Tax Obligations and any other tax-related liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

10.            Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11.            No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING PROVISIONS HEREOF IS EARNED ONLY BY (AMONG OTHER THINGS) CONTINUING AS THE CHIEF COMPANY EXECUTIVE AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS THE CHIEF COMPANY EXECUTIVE FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS THE CHIEF COMPANY EXECUTIVE OR AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR SUBSIDIARY OF THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

12.            Clawback. Notwithstanding any provisions to the contrary under this Agreement, the Option shall be subject to any clawback policy of the Company currently in effect or that may be established and/or amended from time to time that applies to the Option (the “Clawback Policy”); provided that the Clawback Policy does not discriminate solely against Participant except as required by Applicable Laws, and provided further that if there is a conflict between the terms of the Option and the Clawback Policy, the more stringent terms, as determined by the Administrator in good faith, shall apply. The Administrator may require Participant to forfeit, return or reimburse the Company all or a portion of the Option and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

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13.            Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of the Chairperson of the Compensation Committee of the Board, at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, CA 92121, or at such other address as the Company may hereafter designate in writing.

14.            Amendment; No Repricing. This Agreement may be amended only by a written agreement executed by the Company and Participant. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Administrator. The Company may not, without the approval of the stockholders of the Company (excluding Participant): (a) reduce, reprice or take any other action relative to the Option that would be treated as a repricing under applicable listing rules of The Nasdaq Stock Market LLC (or the rules of any other exchange on which the Common Stock is then traded); (b) cancel the Option in exchange for cash or in exchange for any other option or other equity security with an exercise price that is less than the exercise price of the Option; or (c) extend the exercise period of the Option beyond 10 years from the Date of Grant.

15.            Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

16.            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and Participant’s heirs, legatees, legal representatives, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.

17.            Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the SEC or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority (together, the “Issuance Requirements”) is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or Participant’s estate) hereunder, such purchase or issuance will not occur unless and until such Issuance Requirements will have been completed, effected or obtained free of any conditions not acceptable to the Company. Shares will not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of such Shares will comply with Applicable Laws and, to the extent the Company determines to be appropriate, will be further subject to the approval of counsel for the Company with respect to such compliance. Subject to the terms of the Agreement, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience. The Company will make all reasonable efforts to meet the Issuance Requirements. Assuming such satisfaction of the Issuance Requirements, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The inability of the Company to meet the Issuance Requirements deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such Issuance Requirements will not have been met. As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

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18.            Administrator Authority. The Administrator will have the power and authority to construe and interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested and whether any Change in Control or any Acquisition has occurred). No acceleration of vesting of any portion of the Option will be permitted on a discretionary basis without the approval of the Company’s stockholders. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

19.            Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under this Agreement or future options that may be awarded by the Company by electronic means or request Participant’s consent to participate in any equity-based compensation plan or program maintained by the Company by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in such plan or program through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.            Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21.            Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22.            Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or otherwise to avoid imposition of any additional tax or income recognition under Code Section 409A in connection with the Option.

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23.            No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

24.            No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding this Agreement, the Option or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with Participant’s own tax, legal and financial advisors regarding this Agreement before taking any action related to this Agreement.

25.            Governing Law and Venue. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of California without reference to the principles of conflicts of law of the State of California or any other jurisdiction, and where applicable, the laws of the United States. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Company and Participant hereby waiving any claim or defense that such forum is not convenient or proper. Each of the Company and Participant hereby agrees that any such court shall have in personam jurisdiction over him or it and consents to service of process in any manner authorized by California law.

26.            Arbitration. Both Participant and the Company agree to submit any and all disputes, controversies or claims based upon, relating to or arising from this Agreement or the terms, interpretation, performance, breach or arbitrability thereof to final and binding arbitration before a single neutral arbitrator in San Diego County, California. Subject to the terms of this paragraph, the arbitration proceedings shall be initiated in accordance with, and governed by, the applicable rules (the “Rules”) for the resolution of employment disputes of the American Arbitration Association (“AAA”) (such rules previously referred to as the National Rules for the Resolution of Employment Disputes). Participant acknowledges that a copy of the current Rules have been provided to him. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the AAA pursuant to its Rules. Notwithstanding the Rules, the parties hereto may take discovery in accordance with Sections 1283.05(a)-(d) of the California Code of Civil Procedure (but not subject to the restrictions of Section 1283.05(e)), and prior to the arbitration hearing the parties hereto may file, and the arbitrator shall rule on, pre-trial motions such as demurrers and motions for summary judgment (applying the procedural standard embodied in Rule 56 of the Federal Rules of Civil Procedure). The time for filing such motions shall be determined by the arbitrator. The arbitrator will rule on all pre-trial motions at least ten (10) business days prior to the scheduled hearing date. Arbitration may be compelled, the arbitration award shall be enforced, and judgment thereon shall be entered, pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). Each party to this Agreement shall bear his or its own attorneys’ fees and costs (including expert witness fees) incurred in connection with the arbitration; provided, however, Participant and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party. The Company shall bear all other costs and expenses of arbitration, including AAA’s administrative fees and the arbitrator’s fees and costs. If either party hereto is required to compel arbitration of a dispute governed by this paragraph, the party prevailing in that proceeding shall be entitled to recover from the other party reasonable costs and attorneys’ fees incurred to compel arbitration. This Section 26 is intended to be the exclusive method for resolving any and all claims by Participant or the Company against each other for payment of damages under this Agreement or relating to Participant’s employment or service; provided, however, that neither this Agreement nor the submission to arbitration shall limit Participant’s or the Company’s right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction. Both Participant and the Company expressly waive their respective rights to a jury trial.

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